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                                                                    Exhibit 99.1



News Release:

UNIVERSE2U LISTED ON FRANKFURT STOCK EXCHANGE

RICHMOND HILL, ONTARIO - August 2, 2001 - Universe2U (OTC BB:UTOU), developers of advanced fiber-optic and broadband solutions, is pleased to announce that effective today its shares of common stock are listed for trading on the Third Segment of the Frankfurt Stock Exchange under WKN 938 851 and symbol UVS.

About Universe2U Inc.

Universe2U (www.universe2u.com) specializes in the development of advanced fiber-optic and broadband applications and is committed to fulfilling the demands for multiple and complex installations across the continent.

Forward Looking Statement

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipate", "await", "envision", "foresee", "aim at", "believe", "intends", "estimates", "expect", and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Readers are directed to the Company's filings with the U.S. Securities and Exchange Commission for additional information and a presentation of the risks and uncertainties that may affect the Company's business and results of operations.

For more information, contact:

Universe2U Inc.
Mr. Kim Allen
Tel: 905-881-3284    Email:     info@universe2u.com